UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2012
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 INTERNATIONAL GAME TECHNOLOGY

(Exact Name of Registrant as Specified in Its Charter)
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Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6355 South Buffalo Drive, Las Vegas, Nevada  89113
(Address of Principal Executive Offices) (Zip Code)

 (702) 669-7777
(Registrant’s Telephone Number, Including Area Code)

 N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On February 9, 2012, International Game Technology (the “Company”) announced that Patrick W. Cavanaugh, Executive Vice President, Chief Financial Officer and Treasurer, will be departing the Company on February 10, 2012.  Mr. Cavanaugh will receive the severance benefits set forth in Section 3(a) of his Executive Transition Agreement, dated as of October 23, 2009.

(c)           On February 9, 2012, the Company announced the appointment of John Vandemore as Chief Financial Officer and Treasurer, effective February 13, 2012, subject to obtaining regulatory approvals. Since  2007, Mr. Vandemore, age 38, has served as Vice President and Chief Financial Officer of Walt Disney Imagineering, a division of The Walt Disney Company, an entertainment company. From 2005 until 2007, Mr. Vandemore served as the Vice President and Director, Operations Planning & Analysis of The Walt Disney Company.  Mr. Vandemore earned a Bachelor of Business Administration in Accountancy from the University of Notre Dame and a Masters in Business Administration from the J.J. Kellogg Graduate School of Management at Northwestern University.

Mr. Vandemore will receive an annual base salary of $350,000, as well as a signing bonus of $150,000.  Mr. Vandemore will be eligible to receive an annual incentive bonus under the Company’s incentive bonus plan with a target amount of 100% of his annual base salary. The actual amount of the annual incentive bonus will be based upon the Company’s financial performance and other criteria determined by the Compensation Committee of the Company's Board of Directors.  For fiscal 2012, Mr. Vandemore will be eligible to receive a bonus equal to 100% of his base salary for the full fiscal year without proration.  Mr. Vandemore will also receive the Company’s standard executive relocation package.

Upon commencement of his employment, Mr. Vandemore will receive an initial grant of 42,194 time-based restricted stock units, which will vest in equal installments on the first, second, third and fourth anniversaries of his employment with the Company. Additionally, Mr. Vandemore will receive an annual equity grant with a target value of $1,050,000, with 80% of the award consisting of time-based restricted stock units and 20% consisting of performance-based restricted stock units.

The Company will enter into its standard forms of Indemnification Agreement and Executive Transition Agreement with Mr. Vandemore. Mr. Vandemore will also be eligible to participate in the benefit programs generally available to senior executives of the Company, including health insurance, life and disability insurance, 401(k) plan participation, Employee Stock Purchase Plan and the Company’s profit sharing plan.

There are no family relationships between Mr. Vandemore and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Vandemore pursuant to Item 404(a) of Regulation S-K.

(e)           The information included in Item 5.02(c) is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 9, 2012, the Company issued a press release announcing the departure of Patrick W. Cavanaugh as the Executive Vice President, Chief Financial Officer and Treasurer of the Company and the appointment of Mr. Vandemore as the Company’s Chief Financial Officer and Treasurer.  A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release of International Game Technology, dated February 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

February 9, 2012	By:	/s/ Robert C. Melendres
Robert C. Melendres Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release of International Game Technology, dated February 9, 2012.